SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A
                                 AMENDMENT NO. 1
                                       TO

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 6, 1996


                                   CULP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        NORTH CAROLINA                  0-12781                56-1001967

(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NO.)        (IRS EMPLOYER
        INCORPORATION)                                      IDENTIFICATION NO.)



                              101 SOUTH MAIN STREET
                        HIGH POINT, NORTH CAROLINA 27260
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                 (910) 889-5161
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

SEE PRESS RELEASE (ATTACHED) DATED NOVEMBER 6, 1996 RELATED TO SECOND-QUARTER EARNINGS FOR THE PERIOD ENDED OCTOBER 27, 1996.

SEE PRESS RELEASE (ATTACHED) DATED OCTOBER 16, 1996 RELATED TO THOMAS M. BYRNES JOINING THE COMPANY AS VICE PRESIDENT OF MARKETING FOR THE CULP TEXTURES BUSINESS UNIT.

SEE FINANCIAL INFORMATION RELEASE (ATTACHED).



                                   SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                                   CULP, INC.
                                  (REGISTRANT)


                                            BY:       FRANKLIN N. SAXON
                                                      SENIOR VICE PRESIDENT AND
                                                      CHIEF FINANCIAL OFFICER


                                            BY:       STEPHEN  T. HANCOCK
                                                       STEPHEN T. HANCOCK
                                                     GENERAL ACCOUNTING MANAGER




DATED:  DECEMBER 19,  1996

                                   (Culp logo)
                                      CULP


FOR IMMEDIATE RELEASE                                  Contact:
                                                       FRANKLIN N. SAXON
                                                       Senior Vice President &
                                                       Chief Financial Officer

              CULP REPORTS RECORD SECOND QUARTER SALES AND EARNINGS

                         EARNINGS PER SHARE INCREASE 22%


HIGH POINT, North Carolina (November 6, 1996) A Culp, Inc. today reported sales and earnings for the second quarter and first half of its 1997 fiscal year.

         For the three months ended October 27, 1996, Culp reported that net sales increased 16% to $105.2 million compared with $90.7 million a year ago. Net income for the quarter increased 24% to $3.7 million or $0.33 per share, compared with $3.0 million, or $0.27 per share, in the second quarter of fiscal 1996.

         The gains for the second quarter brought net sales for the first half to $195.7 million, up 20% from $163.0 million in the first six months of fiscal 1996. Net income for the first half was $5.9 million, or $0.52 per share, up 31% from $4.5 million, or $0.40 per share, in the year-earlier period.

         "This marks the 16th consecutive quarter in which we have reported higher earnings versus the comparable year-earlier period," remarked Robert G. Culp, III, Chief Executive Officer. "We had started fiscal 1997 on a strong note in the first quarter, and these gains mark a continuation of that positive momentum in our business. Demand for our upholstery fabrics has been generally strong in each of our major product categories, and shipments of mattress ticking are also up. We are continuing to realize significant growth in international sales which rose 32% for the quarter. Our business with U.S.-based customers increased 12% from year ago, reflecting our success in supplying more of the fabric needs of current accounts as well as achieving a broadening in our customer base."




         Culp noted, "We are particularly pleased that the growth in sales is being accompanied by an improvement in profitability. Our goal of delivering more value to customers has meant a considerable investment of funds in expanding and modernizing our manufacturing resources.


                                     -MORE-

Culp, Inc. [ ] P.O. Box 2686 [ ] 101 S. Main Street [ ] High Point, NC 27261-2686 [ ] 910-868-6266 [ ] Fax 910-887-7089

CULP Reports Second Quarter Gains

Page 2
November 6, 1996




We are also broadening our use of computer-aided design equipment, and related internal systems, to develop new patterns. Earning a reasonable return on this additional invested capital is essential for us to continue providing new fabrics and innovative designs with consistently high quality and service. A principal factor which has aided our margins has been the increased volume which has led to higher productivity and greater economies of scale at our manufacturing facilities. We have also benefited from a shift in our product mix toward fabrics with higher margins.

         "Our financial position remains one of the strongest in the textile industry. Aided by the internally generated funds available from operations, we are maintaining an aggressive capital spending program. We have recently increased our capital spending plans for fiscal 1997 to approximately $21 million. The thrust of this additional investment, which would represent a new annual total for Culp, will be on expanding capacity as well as taking advantage of opportunities to become more vertically integrated to reduce costs and improve our flexibility to respond to customers' needs."

         Culp, Inc. is a leading manufacturer and marketer of fabrics for the furniture, bedding and institutional furnishings markets.

                                   CULP, INC.
                         CONDENSED FINANCIAL HIGHLIGHTS
                                   (Unaudited)



                                         THREE MONTHS ENDED
                                OCTOBER 27,               OCTOBER 29,
                                   1996                      1995
                           --------------------      -------------------
Net sales                  $        105,204,000      $        90,672,000
Net income                 $          3,710,000      $         3,000,000
Earnings per share         $               0.33      $              0.27

                                           SIX MONTHS ENDED
                                OCTOBER 27,               OCTOBER 29,
                                   1996                      1995
                           --------------------      -------------------
Net sales                  $        195,733,000      $       163,029,000
Net income                 $          5,920,000      $         4,515,000
Earnings per share         $               0.52      $              0.40



                                      -MORE-

                                   (Culp logo)
                                      CULP

NEWS RELEASE                                            Contact:
                                                        KENNETH M. LUDWIG
                                                        Senior Vice President,
                                                        Human Resources



FOR IMMEDIATE RELEASE



High Point, North Carolina, (October 16, 1996) --- Culp, Inc. has announced that Thomas M. Byrnes has joined the firm as vice president of marketing for the Culp Textures business unit. In this capacity, he will report to Howard L. Dunn, president and chief operating officer.

Prior to joining Culp, Byrnes was with the Mastercraft division of Collin and Aikman for 10 years, most recently as vice president of marketing. Previously, he was a sales representative for Chromatex, Inc.

Culp, Inc. is a leading manufacturer and marketer of fabrics for the furniture, bedding and institutional furnishings markets. The company operates plants in the Carolinas, Georgia, Pennsylvania and Canada.






Culp, Inc. [ ] P.O. Box 2686 [ ] 101 S. Main Street [ ] High Point, NC 27261-2686 [ ] 910-889-5161 [ ] Fax 910-889-7245

                                                                (Page 1 of 10)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                         CONSOLIDATED INCOME STATEMENTS
 FOR THE THREE MONTHS AND SIX MONTHS ENDED OCTOBER 27, 1996 AND OCTOBER 29, 1995

                (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)



                                                                        THREE MONTHS ENDED (UNAUDITED)
                                                  ----------------------------------------------------------------------------

                                                               Amounts                                   Percent of Sales
                                                 -------------------------------                     -------------------------
                                                     OCTOBER 27,     October 29,   % Over
                                                        1996              1995      (Under)            1997          1996
                                                 ------------------------------  -----------         ----------   -----------

Net sales                                     $      105,204            90,672        16.0%              100.0%         100.0
Cost of sales                                         86,082            74,565        15.4%               81.8%          82.2
                                                 ------------------------------  -----------         ----------   -----------
          Gross profit                                19,122            16,107        18.7%               18.2%          17.8

Selling, general and
  administrative expenses                             11,704             9,675        21.0%               11.1%          10.7
                                                 ------------------------------  -----------         ----------   -----------
          Income from operations                       7,418             6,432        15.3%                7.1%           7.1

Interest expense                                       1,242             1,388       (10.5%)               1.2%           1.5
Interest income                                          (60)                0        ** %                (0.1)%          0.0
Other expense (income), net                              301               219        37.4%                0.3%           0.2
                                                 ------------------------------  -----------         ----------   -----------
          Income before income taxes                   5,935             4,825        23.0%                5.6%           5.3

Income taxes  *                                        2,225             1,825        21.9%               37.5%          37.8
                                                 ------------------------------  -----------         ----------   -----------
          Net income                          $        3,710             3,000        23.7%                3.5%           3.3
                                                 ==============================  ===========         ==========   ===========

Average shares outstanding                            11,312            11,211         0.9%
Net income per share                                   $0.33             $0.27        22.2%
Dividends per share                                  $0.0325           $0.0275        18.2%



                                                                     SIX MONTHS ENDED (UNAUDITED)
                                                ----------------------------------------------------------------

                                                         Amounts                          Percent of Sales
                                                --------------------------             -------------------------
                                                 OCTOBER 27,  October 29,    % Over
                                                    1996         1995        (Under)         1997       1996
                                                -------------------------- ----------  -------------   ---------

Net sales                                     $   195,733       163,029        20.1%           100.0%      100.0
Cost of sales                                     160,691       134,724        19.3%            82.1%       82.6
                                                ------------------------  -----------   -------------  ---------
          Gross profit                             35,042        28,305        23.8%            17.9%       17.4

Selling, general and
  administrative expenses                          22,568        18,129        24.5%            11.5%       11.1
                                                ------------------------  -----------   -------------  ---------
          Income from operations                   12,474        10,176        22.6%             6.4%        6.2

Interest expense                                    2,424         2,685        (9.7)%            1.2%        1.6
Interest income                                      (117)            0        ** %            (0.1)%        0.0
Other expense (income), net                           696           326       113.5%             0.4%        0.2
                                                ------------------------  -----------   -------------  ---------
          Income before income taxes                9,471         7,165        32.2%             4.8%        4.4

Income taxes  *                                     3,551         2,650        34.0%            37.5%       37.0
                                                ------------------------  -----------   -------------  ---------
          Net income                          $     5,920         4,515        31.1%             3.0%        2.8
                                                ========================  ===========   =============  =========

Average shares outstanding                         11,304        11,209        0.9%
Net income per share                                $0.52         $0.40       30.0%
Dividends per share                               $0.0650       $0.0550       18.2%



 * PERCENT OF SALES COLUMN IS CALCULATED AS A % OF INCOME BEFORE INCOME TAXES. ** MEASUREMENT IS NOT MEANINGFUL.

                                                                 (Page 2 of 10)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
              OCTOBER 27, 1996, OCTOBER 29, 1995 AND APRIL 28, 1996

                        (UNAUDITED, AMOUNTS IN THOUSANDS)


                                                                     AMOUNTS
                                                              -----------------------         Increase
                                                                                             (Decrease)
                                                               OCTOBER 27, October 29,  ---------------------   * April 28,
                                                                1996         1995        Dollars     Percent          1996
                                                              ----------  ----------    ----------  ---------   ------------

Current assets
          Cash and cash investments                         $       744          930          (186)  (20.0)%              498
          Accounts receivable                                    52,202       46,930         5,272    11.2%            52,038
          Inventories                                            52,300       49,632         2,668     5.4%            47,395
          Other current assets                                    3,697        3,415           282     8.3%             4,167
                                                              ----------   ----------    ---------- ---------    ------------
                    Total current assets                        108,943      100,907         8,036     8.0%           104,098

Restricted investments                                            5,379            0         5,379                     5,274
Property, plant & equipment, net                                 80,316       73,876         6,440     8.7%            76,961
Goodwill                                                         22,568       23,189          (621)   (2.7)%           22,871
Other assets                                                      2,321        2,432          (111)   (4.6)%            2,440
                                                              ----------   ----------    ---------- ---------    ------------

                    Total assets                            $   219,527      200,404        19,123     9.5%           211,644
                                                              ==========   ==========    ========== =========    ============



Current Liabilities
          Current maturities of long-term debt              $     7,100       11,555        (4,455)  (38.6)%            7,100
          Accounts payable                                       26,936       30,175        (3,239)  (10.7)%           27,308
          Accrued expenses                                       16,841       11,075         5,766    52.1%            12,564
          Income taxes payable                                      836        1,729          (893)  (51.6)%              197
                                                              ----------   ----------    ---------- ---------    ------------
                    Total current liabilities                    51,713       54,534        (2,821)   (5.2)%           47,169

Long-term debt                                                   72,891       65,137         7,754    11.9%            74,941

Deferred income taxes                                             8,088        5,382         2,706    50.3%             8,088
                                                              ----------   ----------    ---------- ---------    ------------
                    Total liabilities                           132,692      125,053         7,639     6.1%           130,198

Shareholders' equity                                             86,835       75,351        11,484    15.2%            81,446
                                                              ----------   ----------    ---------- ---------    ------------

                    Total liabilities and
                    shareholders' equity                   $    219,527      200,404        19,123     9.5%           211,644
                                                              ==========   ==========    ========== =========    ============

Shares outstanding                                               11,339       11,219          120     1.1%            11,290
                                                              ==========   ==========    ========== =========    ============


  *   DERIVED FROM AUDITED FINANCIAL STATEMENTS.

                                                                (Page 3 of 10)


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE SIX MONTHS ENDED OCTOBER 27, 1996 AND OCTOBER 29, 1995
                       (Unaudited, Amounts In Thousands)



                                                                            SIX MONTHS ENDED
                                                                    -------------------------------------
                                                                                  Amounts
                                                                     October 27,             October 29,
                                                                         1996                   1995
                                                                    ------------            -------------
Cash flows from operating activities:
   Net income                                                         $  5,920                  4,515
   Adjustments to reconcile net income to net
      cash provided by (used in) operating activities:
         Depreciation                                                    6,321                  6,138
         Amortization of intangible assets                                 444                    358
         Provision for deferred income taxes                                 0                    (36)
         Changes in assets and liabilities:
            Accounts receivable                                           (164)                (2,678)
            Inventories                                                 (4,905)                (3,861)
            Other current assets                                           470                   (221)
            Other assets                                                   (22)                   (23)
            Accounts payable                                             3,220                  1,632
            Accrued expenses                                             4,277                   (457)
            Income taxes payable                                           639                  1,068
                                                                    ------------            -------------
               Net cash provided by (used in) operating activities      16,200                  6,435
                                                                    ------------            -------------
Cash flows from investing activities:
   Capital expenditures                                                  (9,676)                (5,090)
   Purchases of restricted investments                                    (107)                     0
   Purchase of investments to fund deferred compensation liability           0                 (1,286)
   Proceeds from sale of restricted investments                              2                    795
                                                                    ------------            -------------
               Net cash provided by (used in) investing activities      (9,781)                (5,581)
                                                                    ------------            -------------
Cash flows from financing activities:
   Proceeds from issuance of long-term debt                              1,000                  6,000
   Principal payments on long-term debt                                 (3,050)                (3,050)
   Change in accounts payable-capital expenditures                      (3,592)                (3,707)
   Dividends paid                                                         (735)                  (617)
   Proceeds from sale of common stock                                      204                     57
                                                                    ------------            -------------
               Net cash provided by (used in) financing activities      (6,173)                (1,317)
                                                                    ------------            -------------
Increase (decrease) in cash and cash investments                           246                   (463)
Cash and cash investments at beginning of period                           498                  1,393
                                                                    ------------            -------------
Cash and cash investments at end of period                            $    744                    930
                                                                    ============            =============

                                                              (Page of 4 of 10)
                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                OCTOBER 27, 1996




                                               FISCAL 96                         FISCAL 97
                                            ---------------  ----------------------------------------------------
                                                   Q2               Q1             Q2           Q3           Q4
                                            ---------------  ----------------------------------------------------

INVENTORIES
           Inventory turns                             6.0            6.0            6.6

RECEIVABLES
           Days sales in receivables                    47             43             45
           Percent current & less than 30
             days past due                            98.2%          99.3%          99.9

WORKING CAPITAL
           Current ratio                               1.9            2.2            2.1
           Working capital turnover                    5.4            5.4            5.4
           Working capital                   $      46,373    $    53,635    $    57,230
           Working capital as a % of sales            12.8%          14.8%          13.6%

PROPERTY, PLANT & EQUIPMENT
           Depreciation rate                           8.9%           8.3%           8.1%
           Percent property, plant &
             equipment are depreciated                46.7%          48.2%          48.6%
           Capital expenditures              $      14,385    $     4,475    $     5,201

PROFITABILITY
           Net profit margin                           3.3%           2.4%           3.5%
           Gross profit margin                        17.8%          17.6%          18.2%
           Operating income margin                     7.1%           5.6%           7.1%
           SG & A expenses/net sales                  10.7%          12.0%          11.1%
           Return on average total capital             8.3%           5.7%           9.3%
           Return on average equity                   16.8%          10.7%          17.4%
           Earnings per share                $        0.27 $         0.20 $         0.33%

LEVERAGE (3)
           Total liabilities/equity                  166.0%         149.9%         152.8%
           Long-term debt/equity                      86.4%          85.1%          83.9%
           Funded debt/equity                        101.8%          87.3%          85.9%
           Funded debt/capital employed               50.4%          46.6%          46.2%
           Funded debt                       $      76,692  $      72,772    $    74,612
           Funded debt/EBITDA (LTM)                   2.27           1.98           1.97

OTHER
           Book value per share              $        6.72  $        7.37 $         7.66
           Employees at quarter end                  2,847          3,020          3,098
           Sales per employee (annualized)   $     129,000  $     120,000    $   138,000
           Capital employed (3)              $     152,043  $     156,128    $   161,447
           Effective income tax rate                  37.8%          37.5%          37.5%
           EBITDA (2)                        $       9,494  $       8,003    $    10,540
           EBITDA/net sales                           10.5%           8.8%          10.0%



  (1) EXPENDITURES FOR ENTIRE YEAR
  (2) EARNINGS BEFORE INTEREST, INCOME TAXES, AND DEPRECIATION & AMORTIZATION.
  (3) TOTAL LIABILITIES, LONG-TERM DEBT, FUNDED DEBT AND CAPITAL EMPLOYED ARE ALL NET OF RESTRICTED INVESTMENTS.

                                                                  (Page 5 of 10)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     SALES BY PRODUCT CATEGORY/BUSINESS UNIT
   FOR THREE MONTHS AND SIX MONTHS ENDED OCTOBER 27, 1996 AND OCTOBER 29, 1995


                                                                    (AMOUNTS IN THOUSANDS)

                                                                 THREE MONTHS ENDED (UNAUDITED)
                                          ----------------------------------------------------------------------------

                                                    Amounts                                  Percent of Total Sales
                                          ----------------------------                     ---------------------------
                                            OCTOBER 27,   October 29,     % Over
      Product Category/Business Unit           1996          1995         (Under)             1997         1996
----------------------------------------  ------------   -----------    ----------          ----------  -------------


Upholstery Fabrics
    Culp Textures                          $   24,001       22,715           5.7%               22.8%       25.1
    Rossville/Chromatex                        21,722       17,960          20.9%               20.6%       19.8
                                             ---------   ----------    ----------          ----------  -------------
                                               45,723       40,675          12.4%               43.5%       44.9

    Velvets/Prints                             40,233       32,081          25.4%               38.2%       35.4
                                             ---------   ----------    ----------          ----------  -------------
                                               85,956       72,756          18.1%               81.7%       80.2
Mattress Ticking
    Culp Home Fashions (1)                     19,248       17,916           7.4%               18.3%       19.8
                                             ---------   ----------    ----------          ----------  -------------

                                         * $  105,204       90,672          16.0%              100.0%      100.0
                                             =========   ==========    ==========          ==========  =============


                                                                SIX MONTHS ENDED (UNAUDITED)
                                              -------------------------------------------------------------------

                                                      Amounts                          Percent of Total Sales
                                              ------------------------               ---------------------------
                                              OCTOBER 27,  October 29,    % Over
      Product Category/Business Unit            1996         1995         (Under)        1997       1996
-------------------------------------------   ----------  -----------    ----------  -----------  -------------


Upholstery Fabrics
    Culp Textures                          $    44,802        40,299          11.2%         22.9%       24.7
    Rossville/Chromatex                         39,887        33,318          19.7%         20.4%       20.4
                                              ---------   -----------    ----------  ------------ --------------
                                                84,689        73,617          15.0%         43.3%       45.2

    Velvets/Prints                              75,100        55,604          35.1%         38.4%       34.1
                                              ---------   -----------    ----------  ------------ --------------
                                               159,789       129,221          23.7%         81.6%       79.3
Mattress Ticking
    Culp Home Fashions (1)                      35,944        33,808           6.3%         18.4%       20.7
                                              ---------   -----------    ----------  ------------ --------------

                                         * $   195,733       163,029          20.1%        100.0%      100.0
                                              =========   ===========    ==========  ============ ==============




*US. DOMESTIC SALES WERE $79,304 AND $71,112 FOR THE THREE MONTHS OF FISCAL 1997 AND FISCAL 1996, RESPECTIVELY; AND $149,860 AND $129,025 FOR THE SIX MONTHS OF FISCAL 1997 AND FISCAL 1996, RESPECTIVELY.
THE PERCENTAGE INCREASES IN U.S. DOMESTIC SALES WAS 11.5% FOR THE THREE MONTHS AND 16.1% FOR THE SIX MONTHS.

(1) FORMERLY KNOWN AS CULP TICKING

                                                                  (Page 6 of 10)

                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
   FOR THREE MONTHS AND SIX MONTHS ENDED OCTOBER 27, 1996 AND OCTOBER 29, 1995



                             (AMOUNTS IN THOUSANDS)

                                                THREE MONTHS ENDED (UNAUDITED)
                                 -----------------------------------------------------------

                                          Amounts                  Percent of Total Sales
                                 --------------------------        ------------------------
                                OCTOBER 27, October 29,  % Over
             Geographic Area       1996        1995       (Under)          1997   1996
------------------------------  ----------- ------------ ---------      -------- -------

North America (Excluding USA) $      8,016        6,223     28.8%        31.0%    31.8%
Europe                               5,716        4,297     33.0%        22.1%    22.0%
Middle East                          5,079        3,437     47.8%        19.6%    17.6%
Far East & Asia                      5,019        3,731     34.5%        19.4%    15.8%
South America                          632          397     59.2%         2.4%     2.0%
All other areas                      1,438        1,475     (2.5)%        5.6%    10.9%
                                ----------- ------------ ---------      -------- -------

                              $     25,900       19,560     32.4%       100.0%   100.0%
                                =========== ============ =========      ======== =======


                                                        SIX MONTHS ENDED (UNAUDITED)
                                   ------------------------------------------------------------------------

                                          Amounts                                  Percent of Total Sales
                                   --------------------------                    -------------------------
                                    OCTOBER 27,  October 29,    % Over
             Geographic Area           1996         1995        (Under)             1997         1996
--------------------------------   -----------  -----------    ---------          ----------  -----------

North America (Excluding USA)   $      14,073       10,790        30.4%              30.7%         31.7%
Europe                                 10,483        7,482        40.1%              22.9%         22.0%
Middle East                             9,156        5,549        65.0%              20.0%         16.3%
Far East & Asia                         8,815        5,979        47.4%              19.2%         14.2%
South America                             999          843        18.5%               2.2%          2.5%
All other areas                         2,347        3,361       (30.2)%              5.1%         13.2%
                                   -----------  -----------    ---------          ----------  -----------

                                $      45,873       34,004        34.9%             100.0%        100.0%
                                   ===========  ===========    =========          ==========  ===========



                                                                  (Page 7 of 10)

                                   CULP, INC.
                     SALES BY BUSINESS UNIT - TREND ANALYSIS
                              1995 VS 1996 VS 1997


                                                                 (AMOUNTS IN THOUSANDS)

                                            Fiscal 1995                              Fiscal 1996
                              ---------------------------------------- -----------------------------------------
Product Category/Business Units  Q1      Q2      Q3     Q4     TOTAL     Q1      Q2      Q3       Q4     TOTAL
                                 --      --      --     --     -----     --      --      --       --     -----
------------------------------

Upholstery Fabrics
    Culp Textures               19,613  22,834 20,940  21,738  85,125   17,584  22,715  20,685   23,400  84,384
    Rossville/Chromatex         15,140  15,758 16,397  16,470  63,765   15,358  17,960  18,567   22,318  74,203
                              ---------------------------------------- -----------------------------------------
                                34,753  38,592 37,337  38,208 148,890   32,942  40,675  39,252   45,718 158,587

    Velvets/Prints              20,644  26,439 28,307  31,413 106,803   23,523  32,081  31,836   38,280 125,720
                              ---------------------------------------- -----------------------------------------
                                55,397  65,031 65,644  69,621 255,693   56,465  72,756  71,088   83,998 284,307

Mattress Ticking
    Culp Home Fashions (1)      10,952  13,414 12,147  15,820  52,333   15,892  17,916  15,388   18,164  67,360
                              ---------------------------------------- -----------------------------------------

                                66,349  78,445 77,791  85,441 308,026   72,357  90,672  86,476  102,162 351,667
                              ======================================== =========================================





                                        (AMOUNTS IN THOUSANDS)

                                              FISCAL 1997
                                ----------------------------------------
                                 Q1       Q2      Q3     Q4     TOTAL
Product Category/Business Units  --       --      --     --     -----

------------------------------

Upholstery Fabrics
    Culp Textures                20,801    24,001                44,802
    Rossville/Chromatex          18,165    21,722                39,887
                                 ---------------------------------------
                                 38,966    45,723                84,689

    Velvets/Prints               34,867    40,233                75,100
                                 ---------------------------------------
                                 73,833    85,956               159,789

Mattress Ticking
    Culp Home Fashions (1)       16,696    19,248                35,944
                                 ---------------------------------------

                                 90,529   105,204               195,733
                                =======================================












                                              PERCENT INCREASE(DECREASE) FROM PRIOR YEAR:
----------------------------------------------------------------------------------------------------------------
Product Category/Business Units
------------------------------

Upholstery Fabrics
    Culp Textures                12.4    13.8    6.4     2.9     8.7    (10.3)   (0.5)   (1.2)     7.6    (0.9)
    Rossville/Chromatex         100.0   100.0   14.4    (1.5)  105.4      1.4    14.0    13.2     35.5    16.4
                              ------------------------------------- --------------------------------------------
                                 99.2    92.3    9.8     1.0    36.1     (5.2)    5.4     5.1     19.7     6.5

    Velvets/Prints               (1.2)    7.8   19.4    12.5    10.1     13.9    21.3    12.5     21.9    17.7
                              ------------------------------------- --------------------------------------------
                                 44.5    45.8   13.7     5.9    23.9      1.9    11.9     8.3     20.7    11.2

Mattress Ticking
    Culp Home Fashions (1)       32.7    42.8   27.4    37.9    35.4     45.1    33.6    26.7     14.8    28.7
                              ------------------------------------- --------------------------------------------

                                 42.4    45.3   15.7    10.6    25.7      9.1    15.6    11.2     19.6    14.2
                              ======================================== =========================================

(1) FORMERLY KNOWN AS CULP TICKING






   18.3       5.7                  11.2
   18.3      20.9                  19.7
---------------------------------------
   18.3      12.4                  15.0

   48.2      25.4                  35.1
---------------------------------------
   30.8      18.1                  23.7


    5.1       7.4                   6.3
---------------------------------------

   25.1      16.0                  20.1
=======================================

                                                                (Page 8 of 10)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 FOR THE THREE AND SIX MONTH PERIODS ENDED OCTOBER 27, 1996 AND OCTOBER 29, 1995



INCOME STATEMENT COMMENTS


(Bullet) GENERAL - The company is pleased to report that sales increased 16.0% to $105.2 million, the highest quarterly total ever, and net income increased 23.7% to $3.7 million for its second quarter, as compared with the second quarter of last year. This performance marks the SIXTEENTH CONSECUTIVE quarter of record earnings and the FOURTEENTH CONSECUTIVE quarter of record sales (based on the comparable year-earlier periods). For the six months, sales increased
20.1 % to $195.7 million and net income increased 31.1% to $5.9 million. The company's net profit margin increased to 3.5% from 3.3% for the quarter. Also, the company achieved a return on average shareholders' equity of 15.3% for the latest twelve months. For the last five years, the company has achieved a compound annual growth rate in net income and net sales of 30.5% and 15.1%, respectively.

         The company attributes this record to, among other things, several key growth strategies:

    (Bullet) penetrating other markets in addition to U.S. residential furniture, such as bedding, international, contract, juvenile and home textiles;

    (Bullet) investing in the creative aspect of our business - the company has significantly increased the resources (both designers and computer-aided design (CAD) systems) dedicated to the design and product development areas in each business unit;

    (Bullet) investing in selective, accretive acquisitions in businesses which we know and understand and that strengthen existing marketing positions; and

    (Bullet) realizing additional manufacturing integration by producing various raw material components that are used in the manufacture of our fabrics;


(Bullet) NET SALES - Compared with the second quarter of last year, upholstery fabric sales increased 18.1% to $86.0 million (comprises three business units) and mattress ticking sales increased 7.4% to $19.2 million (Culp Home Fashions) for the quarter. (See Sales by Business Unit schedule on page 5 and Sales by Business Unit Trend Analysis on page 7.) All upholstery fabrics business units reported solid sales gains for the quarter: Velvets/Prints - up 25.4%; Rossville/Chromatex - up 20.9%; and Culp Textures - up 5.7%. Comments on current backlogs and incoming order rates versus last year are as follows: Culp Home Fashions - up moderately; Culp Textures - up slightly; Rossville/Chromatex - up slightly; and Velvets/Prints - up significantly, with particular strength in the wet prints and velvet product categories. The results of the Velvets/Prints business unit were substantially improved from the second quarter of last year, and these results continued the significant margin improvement trend established early last fiscal year. The company's sales growth in the United States, up 11.5% for the second quarter, was especially noteworthy relative to the industry as a whole.

         International sales were up 32.4% for the quarter, with strength in all major regions, including the Middle East, the Far East and Asia, and North America (excluding the U.S.). (See International Sales by Geographic Area schedule on page 6.) An increasing portion of the international growth is being produced by the Culp Textures and Rossville/Chromatex business units. The company is realizing increasing success in marketing its upholstery fabric products internationally, with shipments to over 50 countries during the first half of fiscal 1997. We are encouraged by the geographical balance of our customer base throughout the world.

                                                                 (page 9 of 10)
                    CULP, INC. FINANCIAL INFORMATION RELEASE
                        FINANCIAL NARRATIVE - CONTINUED
 FOR THE THREE AND SIX MONTH PERIODS ENDED OCTOBER 27, 1996 AND OCTOBER 29, 1995



(Bullet) GROSS PROFIT - The gross profit increase of 18.7% for the quarter versus the same quarter last year reflects significant gains in Velvets/Prints and Culp Home Fashions, and a moderate gain in Rossville/Chromatex.

         During the last six months, the company has begun to realize lower raw material prices for many of its raw materials. Because raw material costs represent the largest element of cost in the company's products (over 50% of sales), management has been actively exploring ways to lower these costs through several key strategies:

    (Bullet)  global sourcing of certain commodity-type items;

    (Bullet) further vertical integration of certain large-volume raw material components;

    (Bullet) monitoring existing suppliers to ensure that the company is receiving the best possible combination of value and price; and

    (Bullet) increasing the utilization of the company's various raw material manufacturing capabilities.



(Bullet) S,G & A EXPENSES - S,G&A expenses for the quarter were up as a percentage of sales to 11.1% from 10.7%. This increase is due primarily to higher selling and design expenses. The increase in selling expenses is due primarily to higher sales commissions related to international sales. The increase in design expenses is due to more designers, outside artwork purchased, and additional costs related to our CAD systems.

         Additionally, during the second quarter (and first half) of the current year, the company's accrual for incentive plans was significantly higher than the comparable periods of last year.


(Bullet) INTEREST EXPENSE - The decrease for the quarter of 10.5% is primarily due to lower average borrowings outstanding.


(Bullet) OTHER INCOME (EXPENSE), NET - For the first half, the increase is principally due to a non-recurring write-off of certain fixed assets totalling $175,000. Additionally, in the first quarter of last year, the company recorded a $100,000 gain related to an environmental matter.

(Bullet) INCOME TAXES - The company estimates that the effective tax rate for fiscal 1997 will again be about 36.5%, due to the lower tax rate related to Canadian income and the tax benefit related to international sales.

(Bullet) EBITDA - EBITDA for the quarter increased 11.0% from last year's second quarter to $10.5 million, and represented 10.0% of net sales compared with 10.5% of net sales last year.

                                                                (page 10 of 10)
                    CULP, INC. FINANCIAL INFORMATION RELEASE
                         FINANCIAL NARRATIVE - CONTINUED
 FOR THE THREE AND SIX MONTH PERIODS ENDED OCTOBER 27, 1996 AND OCTOBER 29, 1995



BALANCE SHEET COMMENTS


(Bullet) WORKING CAPITAL - Accounts receivable increased 11.2% from October 1995, while sales increased 16.0%. Days' sales outstanding represented 45 days, down from 47 at October 1995. The aging of accounts receivable remained excellent, with 99.9% current and less than 30 days past due. Inventories increased 5.4% from October 1995 and inventory turns were 6.6 versus 6.0 for last year's second quarter. One of the company's key initiatives for fiscal 1997 is to find ways to increase inventory turns.



(Bullet) PROPERTY, PLANT AND EQUIPMENT - For fiscal 1997, the company is planning capital spending in the $19 to $22 million range. Major projects include:

    (Bullet) weaving expansions for dobby and jacquard product lines in the Rossville/Chromatex business unit;

    (Bullet) weaving expansion for jacquard greige goods (narrow and wide) at the company's Rayonese facility in Canada, which is part of the Culp Home Fashions business unit;

    (Bullet) printing expansion for the wet print product line in the Velvets/Prints business unit;

    (Bullet)  expansion of existing yarn manufacturing capabilities; and

    (Bullet) vertical integration of additional raw material items during the second half of the current fiscal year. Depreciation expense for fiscal 1997 is expected to approximate $14.0 million.


         Although the level of capital expenditures will likely be the highest total ever, the percentage of capital expenditures to cash flow is expected to be the second lowest in eight years. Capital expenditures as a percentage of cash flow (net income plus depreciation, amortization and deferred taxes) is estimated to be in the 70% to 80% range for fiscal 1997. This is especially encouraging because the company is in a financial position to spend aggressively on high-return capital projects and fund the majority of these capital expenditures from internally-generated cash flow.



(Bullet) LONG-TERM DEBT - The company's funded debt-to-capital ratio was 46.2% at October 1996, down from 50.4% at October 1995, and the lowest level in three years. At October 1996, the company had $22.2 million in IRB borrowings, $24.3 million in borrowings under its revolving credit facility (total commitment is $33.5 million), $32.5 million in a term facility and $1.0 million in a subordinated note payable. At October 1996, the company had $5.4 million in restricted investments related to its new IRB, which represents the unexpended project funds. Therefore, net funded debt was $74.6 million at October 1996, compared with $76.8 million last year end and $76.7 million at October 1995. The current maturities of $7.1 million include repayment of $6.0 million of the term loan, $100,000 of the IRBs and $1.0 million of the subordinated note payable. With its interest rate swap agreements totalling $25.0 million, the company has effectively "fixed" the interest rate for 44% of its bank borrowings ($56.8 million) at a weighted average rate of 7.1%.